FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2019.

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; August 5, 2019 -

Second Quarter Consolidated Results of Operations

Net income for the second quarter of 2019 was $9,825,000 or $.99 per share versus $119,982,000 or $11.87 per share in the same period last year. Income from discontinued operations for the second quarter of 2019 was $6,776,000 or $.68 per share versus $120,465,000 or $11.92 per share in the same period last year. Second quarter of 2019 includes $536,000 in pretax profit related to the sale of our office building at 7030 Dorsey Road. Second quarter of 2018 loss from continuing operations of $879,000 included $1,085,000 in stock compensation expense ($682,800 for the 2018 director stock grant and $402,000 for vesting of option grants from 2016 and 2017 due to the asset disposition). The income from discontinued operations in the current year and the prior year is related to the sale of the Company's industrial warehouse properties in May 2018. The current year income from discontinued operations includes the sale to the same buyer of our property at 1502 Quarry Drive for $11.7 million. This asset was excluded from the original sale due to the tenant potentially exercising its right of first refusal to purchase the property.

Second Quarter Segment Operating Results

Asset Management Segment:
------------------------
Most of the Asset Management Segment was reclassified to discontinued operations leaving two commercial properties as well as Cranberry Run, which we purchased first quarter, and 1801 62nd Street which joined Asset
Management on April 1. Cranberry Run is a five-building industrial park in Harford County, MD totaling 268,010 square feet of industrial/ flex space and at quarter end was 32.8% leased and occupied. 1801 62nd Street is our most recent spec building in Hollander Business Park and is our first warehouse with a 32-foot clear. We completed construction on this building earlier this year and are in the process of leasing it up. This quarter we completed the sale of 7030 Dorsey Road in Anne Arundel County for $8,850,000. It was one of the three commercial properties remaining from the asset sale last May.

Total revenues in this segment were $662,000, up $94,000 or 16.5%, over the same period last year. Operating loss was ($11,000), down $160,000 compared to the same quarter last year due to higher allocation of corporate expenses as well as increased operating expenses associated with the Cranberry Run acquisition and the addition of 1801 62nd Street to Asset Management this quarter.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $2,633,000 versus $2,055,000 in the same period last year. Total operating profit in this segment was $2,422,000, an increase of $556,000 versus $1,866,000 in the same period last year. Among the reasons for this increase in revenue and operating profit is the contribution from our Ft. Myers quarry, the revenue from which, now that mining has begun in earnest, was nearly double the minimum royalty we have been receiving until recently.

Development Segment:
-------------------
The Development segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/office buildings, and
(ii) developing our non-income producing properties into income production.

With respect to ongoing projects:

   *	We are fully engaged in the formal process of seeking PUD entitlements
	for our 118-acre tract in Hampstead, Maryland, now known as "Hampstead Overlook." Hampstead Overlook received non-appealable rezoning from industrial to residential during the first quarter this year.
   *	We finished shell construction in December 2018 on the two office
	buildings in the first phase of our joint venture with St. John Properties. Shell construction of the two retail buildings was completed in January. We are now in the process of leasing these four single-story buildings totaling 100,030 square feet of office and retail space. At quarter end, Phase I was 44% leased and 8% occupied.
   *	We are the principal capital source of a residential development
	venture in Essexshire known as "Hyde Park." We have committed up to $9.2 million in exchange for an interest rate of 10% and a preferred return of 20% after which a "waterfall" determines the split of proceeds from sale. Hyde Park will hold 122 town homes and four single-family lots and received a non-appealable Plan Approval during the first quarter. We are currently pursuing entitlements and have a home builder under contract to purchase the land upon government approval to begin development.
   *	In April 2018, we began construction on Phase II of our RiverFront
	on the Anacostia project, now known as "The Maren." We expect to deliver the building in the first half of 2020.

   *	In December 2018, the Company entered into a joint venture agreement
	with MidAtlantic Realty Partners (MRP) for the development of the first phase of a multifamily, mixed-use development in northeast Washington, DC known as "Bryant Street." FRP contributed $32 million for common equity and another $23 million for preferred equity to the joint venture. Construction began in February 2019 and should be finished in 2021. This project is located in an opportunity zone and could defer a significant tax liability associated with last year's asset sale.

Stabilized Joint Venture Segment:
--------------------------------
Average occupancy for the quarter was 96.37%, and at the end of the quarter Dock 79 was 94.44% leased and 97.38% occupied. Net Operating Income this quarter for this segment was $1,866,000, up $200,000 or 12.00% compared to the same quarter last year. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc. is the majority partner with 66% ownership.

Six Months Consolidated Results of Operations.

Net income for first half of 2019 was $11,723,000 or $1.17 per share versus $121,542,000 or $12.04 per share in the same period last year. Income from discontinued operations for the first half of 2019 was $6,862,000 or $.69 per share versus $122,187,000 or $12.10 per share in the same period last year. The first half of 2018 loss from continuing operations of $1,572,000 included $1,085,000 in stock compensation expense ($682,800 for the 2018 director stock grant and $402,000 for vesting of option grants from 2016 and 2017 due to the asset disposition).

Six Months Segment Operating Results

Asset Management Segment:
------------------------
Most of the Asset Management Segment was reclassified to discontinued operations leaving one recent industrial acquisition, Cranberry Run, which we purchased first quarter, 1801 62nd Street which joined Asset Management on April 1, and two commercial properties after the sale this past quarter of our office property at 7030 Dorsey Road. Cranberry Run is a five-building industrial park in Harford County, MD totaling 268,010 square feet of industrial/ flex space. It is our plan to make $1,455,000 in improvements in order to re-lease the property for a total investment of $29.35 per square foot. 1801 62nd Street is our most recent spec building in Hollander Business Park and is our first warehouse with a 32-foot clear. We completed construction on this building earlier this year and are in the process of leasing it up. Total revenues in this segment were $1,303,000, up $154,000 or 13.4%, over the same period last year. Operating loss was ($77,000), down $472,000 compared to the same period last year due to higher allocation of corporate expenses and operating expenses associated with the Cranberry Run acquisition and the addition of 1801 62nd Street to Asset Management this quarter.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $4,862,000 versus $3,827,000 in the same period last year. Total operating profit in this segment was $4,423,000, an increase of $1,016,000 versus $3,407,000 in the same period last year. Among the reasons for this increase in revenue and operating profit is the contribution from our Ft. Myers quarry, the revenue from which, now that mining has begun in earnest, was more than double the minimum royalty we have been receiving until recently.

Development Segment:
-------------------
The Development segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/office buildings, and
(ii) developing our non-income producing properties into income production.

With respect to ongoing projects:

   *	We are fully engaged in the formal process of seeking PUD entitlements
	for our 118-acre tract in Hampstead, Maryland, now known as "Hampstead Overlook." Hampstead Overlook received non-appealable rezoning from industrial to residential during the first quarter this year.
   *	We finished shell construction in December 2018 on the two office
	buildings in the first phase of our joint venture with St. John Properties. Shell construction of the two retail buildings was completed in January. We are now in the process of leasing these four single-story buildings totaling 100,030 square feet of office and retail space. At quarter end, Phase I was 44% leased and
	8% occupied.
   *	We are the principal capital source of a residential development
	venture in Essexshire known as "Hyde Park." We have committed up to $9.2 million in exchange for an interest rate of 10% and a preferred return of 20% after which a "waterfall" determines the split of proceeds from sale. Hyde Park will hold 122 town homes and four single-family lots and received a non-appealable Plan Approval
	during the first quarter.  We are currently pursuing entitlements
	and have a home builder under contract to purchase the land upon government approval to begin development.
   *	In April 2018, we began construction on Phase II of our RiverFront
	on the Anacostia project, now known as "The Maren." We expect to deliver the building in the first half of 2020.
   *	In December 2018, the Company entered into a joint venture agreement
	with MidAtlantic Realty Partners (MRP) for the development of the first phase of a multifamily, mixed-use development in northeast Washington, DC known as "Bryant Street." FRP contributed $32 million for common equity and another $23 million for preferred equity to the joint venture. Construction began in February 2019 and should be finished in 2021. This project is located in an opportunity zone and could defer a significant tax liability associated with last year's asset sale.

Stabilized Joint Venture Segment:
--------------------------------
Average occupancy for the first six months was 94.88%, and at the end of the second quarter Dock 79 was 94.44% leased and 97.38% occupied. Net Operating Income for this segment was $3,497,000, up $346,000 or 10.98% compared to the same quarter last year, primarily due to substantial increases in NOI from our retail tenants compared to this period last year. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc.
is the majority partner with 66% ownership.

Summary and Outlook

With this past quarter's dispositions of our assets at 1502 Quarry Drive and 7020 Dorsey Road for $11.7 million and $8.85 million respectively, the Company continued and has nearly completed the liquidation of its "heritage" properties. Of the 43 buildings owned and operated by the Company at the start of 2018, all that remains is the Company's home office building in Sparks, MD and the vacant lot in Jacksonville still under lease to Vulcan that used to house Florida Rock Industries' home office. We are trying to find a home for the proceeds from these recent sales in both opportunity zone and like-kind exchange opportunities.

This quarter marked the fifth consecutive quarter of increases in mining royalty revenue compared to the same period the year before and represents the segment's best ever six-month start to a fiscal year. To add some further perspective, the royalties collected through the first six months are more than what we collected in any year from 2009 through 2014.

Construction remains on schedule for The Maren and Bryant Street, with delivery expected at The Maren in the first half of 2020. While construction should be complete at Bryant St in 2021, the first residential unit should be delivered by the end of 2020. These assets represent an investment of over $80 million and will more than triple the number of residential units and square feet of mixed use we have in our existing portfolio.

This quarter Dock 79 reached its highest occupancy rate since this same quarter last year. Given the growing supply of multi-family in that submarket, the ability to continue to renew more than half our tenants during the construction of The Maren next door, while also growing rents speaks to the premium the market places on this asset's quality and waterfront location.

Finally, in regards to the proceeds from last year's asset sale, we are actively pursuing different projects in which to put the money to use while remaining cautious and perhaps conservative in terms of the standard of quality of any project we consider. We do not expect that our investors will have unlimited patience as to when this money is put to work, and no one is more anxious than our management team to return the money to our shareholders in the form of new investments. However, it must be an investment worth making.
To that end, we have been repurchasing shares of the Company when we believe it is underpriced. As of June 30, we have repurchased 110,527 shares in 2019 at an average cost of $48.06 per share, and we have received additional authorization from the board effective today to make a further $10,000,000 in share repurchases.

Subsequent Events

Subsequent to the end of the quarter, on July 9, we were informed by Cemex that Lake County issued Cemex a Mine Operating Permit (MOP) for its "4
Corners Mine" on the property it leases from the Company in Lake Louisa.
This is the last of the permits required to begin mining this property.
In addition to completing all the work necessary to prepare the site to become an active sand mine, as a condition to begin operations, Cemex will need to complete construction on a road adjacent to the property within the next 30 months but can begin selling when the road is halfway completed.
Cemex expects to begin mining in earnest and selling by first quarter of 2021. This permit is the final regulatory hurdle to a process that began with the purchase of this land in 2012. Once mining begins, Cemex's ability to realize these reserves should positively impact revenue and income over the term of the lease as it creates an opportunity to collect more than the minimums from this location.

Conference Call

The Company will host a conference call on Monday, August 5, 2019 at 1:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9406 (passcode 939063) within the United States. International callers may dial 1-334-323-7224 (passcode 939063). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp080519. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp080519.mp3.
If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 44184782. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to: the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the Sale Transaction; levels of construction activity in the markets served by our mining properties; demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area demand for apartments in Washington D.C.; our ability to obtain zoning and entitlements necessary for property development; the impact of lending and capital market conditions on our liquidity; our ability to finance projects or repay our debt; general real estate investment and development risks; vacancies in our properties; risks associated with developing and managing properties in partnership with others; competition; our ability to renew leases or re-lease spaces as leases expire; illiquidity of real estate investments; bankruptcy or defaults of tenants; the impact of restrictions imposed by our credit facility; the level and volatility of interest rates; environmental liabilities; inflation risks; cybersecurity risks; as well as other risks listed from time to time in our SEC filings; including but not limited to; our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) leasing and management of commercial properties owned by the Company, (ii) leasing and management of mining royalty land owned by the Company, (iii) real property acquisition, entitlement, development and construction primarily for apartment, retail, warehouse, and office,
(iv) leasing and management of a residential apartment building.

 FRP HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                 (Unaudited)

                                THREE MONTHS ENDED       SIX MONTHS ENDED
                                      JUNE 30,               JUNE 30,
                                 2019       2018         2019       2018
                                ------     ------       ------     ------

Revenues:
  Lease revenue             $    3,730      3,498        7,215      6,801
  Mining lands lease revenue     2,633      2,055        4,862      3,827
                             ---------     ------      -------     ------
Total Revenues                   6,363      5,553       12,077     10,628

Cost of operations:
  Depreciation, depletion
    and amortization             1,472      2,131        2,959      4,529
  Operating expenses               910      1,103        1,792      1,968
  Property taxes                   713        611        1,466      1,286
  Management company indirect      610        455        1,202        816
  Corporate expenses               551      1,709        1,196      2,388
                             ---------     ------      -------     ------
Total cost of operations         4,256      6,009        8,615     10,987

Total operating profit (loss)    2,107       (456)       3,462       (359)

Net investment income,
  including realized gains
  of $328, $0, $447 and $0,
  respectively                   1,984        216        3,794        221
Interest expense                  (272)      (807)        (860)    (1,650)
Equity in loss of joint ventures  (272)       (11)        (536)       (23)
Gain on investment land sold       536          -          536          -
                             ---------     ------      -------     ------

Income (loss) from
  continuing operations
  before income taxes            4,083     (1,058)       6,396     (1,811)
Provision for (benefit from)
  income taxes                   1,131       (179)       1,803       (239)
                             ---------     ------      -------     ------
Income (loss) from
  continuing operations          2,952       (879)       4,593     (1,572)

Income from discontinued
  operations, net                6,776    120,465        6,862    122,187

Net income                       9,728    119,586       11,455    120,615
Loss attributable to
  noncontrolling interest          (97)      (396)        (268)      (927)
                             ---------     ------      -------     ------
Net income attributable
  to the Company            $    9,825    119,982       11,723    121,542
                             =========    =======      =======    =======

Earnings per common share:
  Income (loss) from
  continuing operations-
    Basic                   $     0.30      (0.09)        0.46      (0.16)
    Diluted                 $     0.30      (0.09)        0.46      (0.16)
  Discontinued operations-
    Basic                   $     0.68      12.01         0.69      12.19
    Diluted                 $     0.68      11.92         0.69      12.10
  Net income attributable
  to the Company-
    Basic                   $     0.99      11.96         1.18      12.13
    Diluted                 $     0.99      11.87         1.17      12.04

Number of shares (in
thousands) used in computing:
  -basic earnings per
   common share                  9,915      10,033       9,933     10,024
  -diluted earnings per
   common share                  9,960      10,109       9,987     10,099

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                         CONSOLIDATED BALANCE SHEETS
(Unaudited)           (In thousands, except share data)

                                                 June 30      December 31
                                                  2019            2018
                                               -----------    -----------

Assets:
Real estate investments at cost:
Land                                           $    84,383         83,721
Buildings and improvements                         144,779        144,543
Projects under construction                          2,508          6,683
                                               -----------    -----------
  Total investments in properties                  231,670        234,947
Less accumulated depreciation and depletion         27,472         28,394
                                               -----------    -----------
  Net investments in properties                    204,198        206,553
                                               -----------    -----------

Real estate held for investment, at cost             7,167          7,167
Investments in joint ventures                       94,937         88,884
                                               -----------    -----------
  Net real estate investments                      306,302        302,604
                                               -----------    -----------

Cash and cash equivalents                           56,169         22,547
Cash held in escrow                                 20,066            202
Accounts receivable, net                               783            564
Investments available for sale at fair value       122,183        165,212
Federal and state income taxes receivable           27,206          9,854
Unrealized rents                                       459             53
Deferred costs                                         645            773
Other assets                                           463            455
Assets of discontinued operations                      871          3,224
                                               -----------    -----------
Total assets                                   $   535,147        505,488
                                               ===========    ===========

Liabilities:
Secured notes payable                          $    88,857         88,789
Accounts payable and accrued liabilities             2,044          3,545
Environmental remediation liability                     92            100
Deferred revenue                                       858             27
Deferred income taxes                               50,439         27,981
Deferred compensation                                1,446          1,450
Tenant security deposits                               252             53
Liabilities of discontinued operations                 158            288
                                               -----------    -----------
Total liabilities                                  144,146        122,233
                                               -----------    -----------

Commitments and contingencies

Equity:
Common stock, $.10 par value
  25,000,000 shares authorized,
  9,963,451 and 9,969,174 shares issued
  and outstanding, respectively                        986            997
Capital in excess of par value                      57,562         58,004
Retained earnings                                  313,373        306,307
Accumulated other comprehensive income, net          1,210           (701)
                                               -----------    -----------
  Total shareholders' equity                       373,131        364,607
Noncontrolling interest MRP                         17,870         18,648
                                               -----------    -----------
     Total equity                                  391,001        383,255
                                               -----------    -----------
Total liabilities and shareholders' equity     $   535,147        505,488
                                               ===========    ===========

Asset Management Segment:
------------------------
                                                 Three months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $    662    100.0%        568    100.0%         94     16.5%

Depreciation, depletion and amortization        196     29.6%        129     22.7%         67     51.9%
Operating expenses                              175     26.5%         91     16.0%         84     92.3%
Property taxes                                   90     13.6%         40      7.1%         50    125.0%
Management company indirect                      73     11.0%         50      8.8%         23     46.0%
Corporate expense                               139     21.0%        109     19.2%         30    27.52%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                              673    101.7%        419     73.8%        254     60.6%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $    (11)    -1.7%        149     26.2%       (160)  -107.4%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                                 Three months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Mining lands lease revenue                 $  2,633    100.0%      2,055    100.0%        578     28.1%

Depreciation, depletion and amortization         42      1.6%         36      1.8%          6     16.7%
Operating expenses                               15      0.6%         40      1.9%        (25)   -62.5%
Property taxes                                   69      2.6%         61      3.0%          8     13.1%
Management company indirect                      49      1.9%          -      0.0%         49      0.0%
Corporate expense                                36      1.4%         52      2.5%        (16)   -30.8%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                              211      8.0%        189      9.2%         22     11.6%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  2,422     92.0%      1,866     90.8%        556     29.8%
                                           ========   =======   ========   =======   ========   =======


Development Segment:
-------------------
                                                 Three months ended June 30
                                           --------------------------------------
(dollars in thousands)                       2019           2018          Change
                                           --------       --------       --------
Lease revenue                              $    316            317             (1)

Depreciation, depletion and amortization         49             57             (8)
Operating expenses                               95            367           (272)
Property taxes                                  295            231             64
Management company indirect                     442            292            150
Corporate expense                               341            283             58
                                           --------       --------       --------
Cost of operations                            1,222          1,230             (8)
                                           --------       --------       --------

Operating loss                             $   (906)          (913)             7
                                           ========       ========       ========


Stabilized Joint Venture Segment:
--------------------------------
                                                 Three months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $  2,752    100.0%      2,613    100.0%        139      5.3%

Depreciation, depletion and amortization      1,185     43.0%      1,909     73.1%       (724)   -37.9%
Operating expenses                              625     22.7%        605     23.1%         20      3.3%
Property taxes                                  259      9.4%        279     10.7%        (20)    -7.2%
Management company indirect                      46      1.7%        113      4.3%        (67)   -59.3%
Corporate expense                                35      1.3%         95      3.6%        (60)   -63.2%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            2,150     78.1%      3,001    114.8%       (851)   -28.4%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $    602     21.9%       (388)   -14.8%        990   -255.2%
                                           ========   =======   ========   =======   ========   =======


Asset Management Segment:
------------------------
                                                   Six months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $  1,303    100.0%      1,149    100.0%        154     13.4%

Depreciation, depletion and amortization        373     28.6%        260     22.6%        113     43.5%
Operating expenses                              384     29.5%        229     19.9%        155     67.7%
Property taxes                                  146     11.2%         79      6.9%         67     84.8%
Management company indirect                     175     13.4%         74      6.5%        101    136.5%
Corporate expense                               302     23.2%        112      9.7%        190    169.6%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            1,380    105.9%        754     65.6%        626     83.0%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $    (77)    -5.9%        395     34.4%       (472)  -119.5%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                                   Six months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Mining lands lease revenue                 $  4,862    100.0%      3,827    100.0%      1,035     27.0%

Depreciation, depletion and amortization         94      1.9%         90      2.4%          4      4.4%
Operating expenses                               31      0.7%         80      2.1%        (49)   -61.3%
Property taxes                                  137      2.8%        121      3.2%         16     13.2%
Management company indirect                      98      2.0%          -      0.0%         98      0.0%
Corporate expense                                79      1.6%        129      3.3%        (50)   -38.8%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                              439      9.0%        420     11.0%         19      4.5%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $  4,423     91.0%      3,407     89.0%      1,016     29.8%
                                           ========   =======   ========   =======   ========   =======


Development Segment:
-------------------
                                                  Six months ended June 30
                                           --------------------------------------
(dollars in thousands)                       2019           2018          Change
                                           --------       --------       --------
Lease revenue                              $    585            614            (29)

Depreciation, depletion and amortization        107            114             (7)
Operating expenses                              141            475           (334)
Property taxes                                  618            499            119
Management company indirect                     837            533            304
Corporate expense                               740            702             38
                                           --------       --------       --------

Cost of operations                            2,443          2,323            120
                                           --------       --------       --------

Operating loss                             $ (1,858)        (1,709)          (149)
                                           ========       ========       ========


Stabilized Joint Venture Segment:
--------------------------------
                                                   Six months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $  5,327    100.0%      5,038    100.0%        139      5.7%

Depreciation, depletion and amortization      2,385     44.8%      4,065     80.7%     (1,680)   -41.3%
Operating expenses                            1,236     23.2%      1,184     23.5%         52      4.4%
Property taxes                                  565     10.6%        587     11.7%        (22)    -3.7%
Management company indirect                      92      1.7%        209      4.1%       (117)   -56.0%
Corporate expense                                75      1.4%        237      4.7%       (162)   -68.4%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            4,353     81.7%      6,282    124.7%     (1,929)   -30.7%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $    974     18.3%     (1,244)   -24.7%      2,218   -178.3%
                                           ========   =======   ========   =======   ========   =======


                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                           DISCONTINUED OPERATIONS
                   (In thousands except per share amounts)
                                 (Unaudited)

                                THREE MONTHS ENDED       SIX MONTHS ENDED
                                      JUNE 30,               JUNE 30,
                                 2019       2018         2019       2018
                                ------     ------       ------     ------

Revenues:
  Lease revenue                    222      4,110          460     11,657

Cost of operations:
  Depreciation, depletion
    and amortization                12      1,217           41      3,102
  Operating expenses               139        464          234      1,642
  Property taxes                    26        449           46      1,247
  Management company indirect        -        812            -        990
  Corporate expenses                 -        655            -      1,402
                             ---------     ------      -------     ------
Total cost of operations           177      3,597          321      8,383

Total operating profit              45        513          139      3,274

Interest expense                     -       (187)           -       (587)
Gain on sale of buildings        9,245    164,807        9,268    164,807
                             ---------     ------      -------     ------

Income before income taxes       9,290    165,133        9,407    167,494
Provision for income taxes       2,514     44,668        2,545     45,307
                             ---------     ------      -------     ------

Income from
  discontinued operations    $   6,776    120,465        6,862    122,187
                             =========     ======      =======     ======

Earnings per common share:
  Income from
  discontinued operations-
    Basic                         0.68      12.01         0.69      12.19
                                  0.68      11.92         0.69      12.10

Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measure included in this quarterly report is net operating income
(NOI). FRP uses this non-GAAP financial measure to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. This measure is not, and should not be viewed as, a substitute for GAAP financial measures.

Net Operating Income Reconciliation
Six months ended 6/30/19 (in thousands)
                                                                       Stabilized
                                              Asset                         Joint         Mining    Unallocated            FRP
                                         Management    Development        Venture      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income (loss) from continuing
  operations                                    335         (1,347)            25          3,211          2,369          4,593
Income Tax Allocation                           124           (499)           109          1,190            879          1,803
                                         ----------     ----------     ----------     ----------     ----------     ----------

Income(loss) from continuing
  operations before income taxes                459         (1,846)           134          4,401          3,248          6,396

Less:
  Gains on sale of buildings                    536              -              -              -              -            536
  Unrealized rents                                -              -             29              -              -             29
  Interest income                                 -            526              -              -          3,268          3,794
Plus:
  Unrealized rents                                3              -              -            228              -            231
  Equity in loss of Joint Venture                 -            514              -             22              -            536
  Interest Expense                                -              -            840              -             20            860
  Depreciation/Amortization                     373            107          2,385             94              -          2,959
  Management Co. Indirect                       175            837             92             98              -          1,202
  Allocated Corporate Expenses                  302            740             75             79              -          1,196
                                         ----------     ----------     ----------     ----------     ----------     ----------

Net Operating Income                            776           (174)         3,497          4,922              -          9,021


Net Operating Income Reconciliation
Six months ended 6/30/18 (in thousands)
                                                                       Stabilized
                                              Asset                         Joint         Mining    Unallocated            FRP
                                         Management    Development        Venture      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income from continuing operations               288         (1,247)        (2,362)         2,469           (720)        (1,572)
Income Tax Allocation                           107           (462)          (532)           915           (267)          (239)

Income from continuing
  operations before income taxes                395         (1,709)        (2,894)         3,384           (987)        (1,811)

Less:
  Unrealized rents                                -              -            116              -              -            116
  Interest income                                 -              -              -              -            221            221
Plus:
  Unrealized rents                               29              -              -            241              -            270
  Equity in loss of Joint Venture                 -              -              -             23              -             23
  Interest Expense                                -              -          1,650              -              -          1,650
  Depreciation/Amortization                     260            114          4,065             90              -          4,529
  Management Co. Indirect                        74            533            209              -              -            816
  Allocated Corporate Expenses                  112            702            237            129          1,208          2,388
                                         ----------     ----------     ----------     ----------     ----------     ----------

Net Operating Income (loss)                     870           (360)         3,151          3,867              -          7,528
